Exhibit 99.1
L BRANDS REPORTS FOURTH QUARTER EARNINGS

- UPDATES FEBRUARY COMP GUIDANCE AND PROVIDES FIRST QUARTER AND FULL-YEAR 2014 GUIDANCE -

Columbus, Ohio, Feb. 26, 2014 - L Brands, Inc. (NYSE: LB) today reported 2013 fourth quarter and full-year results.

Fourth Quarter Results
Earnings per share for the 13-week fourth quarter ended Feb. 1, 2014, were $1.65 compared to adjusted earnings per share of $1.76 for the 14-week fourth quarter ended Feb. 2, 2013. Adjusted earnings per share for the prior year on a 13-week basis were approximately $1.68. Fourth quarter operating income was $863.5 million (13 weeks) compared to an adjusted $907.8 million last year (14 weeks). Excluding the extra week last year, operating income dollars were roughly flat year over year. Net income was $489.6 million (13 weeks) compared to an adjusted $519.2 million last year (14 weeks).

Including the significant items in 2012 below, reported fourth quarter earnings per share were $1.65 (13 weeks) compared to $1.39 last year (14 weeks); operating income was $863.5 million (13 weeks) compared to $787.8 million last year (14 weeks); and net income was $489.6 million (13 weeks) compared to $411.4 million last year (14 weeks).

Significant items are as follows:

In 2012 (totaling to a charge of $0.37 per share):

•	A pre-tax, non-cash charge of $93.2 million, or $0.31 per share, related to intangible asset impairment at La Senza; and

•	A pre-tax, non-cash charge of $26.9 million, or $0.06 per share, related to store fixed asset impairment at Henri Bendel.

Comparable store sales for the 13-week fourth quarter ended Feb. 1, 2014, increased 1% compared to the 13 weeks ended Feb. 2, 2013. Net sales were $3.818 billion for the 13-week fourth quarter ended Feb. 1, 2014, compared to $3.856 billion for the 14 weeks ended Feb. 2, 2013.

Full-Year Results
Earnings per share for the 52-week year ended Feb. 1, 2014, were $3.05 compared to adjusted earnings per share of $2.92 for the 53-week year ended Feb. 2, 2013. Earnings per share for the full year increased 7% compared to adjusted earnings per share for the prior year on a 52-week basis of approximately $2.84. Operating income was $1.743 billion (52 weeks) in 2013 compared to adjusted operating income of $1.707 billion in 2012 (53 weeks). Excluding the extra week last year, operating income dollars increased by approximately 5% for the full year 2013. Net income was $903.0 million (52 weeks) compared to adjusted net income of $866.7 million in 2012 (53 weeks).

Including significant items, reported 2013 52-week full-year earnings per share were $3.05 compared to $2.54 for the 53-week 2012; operating income was $1.743 billion (52 weeks) compared to $1.573 billion in 2012 (53 weeks); and net income was $903.0 million (52 weeks) compared to $753.0 million in 2012 (53 weeks).

At the conclusion of this press release is a reconciliation of reported to adjusted results, including a description of the significant items.

The company reported a comparable stores sales increase of 2% for the 52-week year ended Feb. 1, 2014, compared to the 52 weeks ended Feb. 2, 2013. Net sales were $10.773 billion for the 52-week year ended Feb. 1, 2014, compared to $10.459 billion for the 53 weeks ended Feb. 2, 2013.

2014 Outlook
The company currently expects 2014 full-year earnings per share to be between $3.00 and $3.20, including earnings per share between $0.44 and $0.49 in the first quarter.

The company expects to report February comparable store sales in line with its previous guidance for flat to up low-single digit.

Earnings Call and Additional Information
L Brands will conduct its fourth quarter earnings call at 9 a.m. Eastern on Feb. 27. To listen, call 1-866-583-6618 (international dial-in number: 1-937-200-3978). For an audio replay, call 1-866-NEWS-LTD (international replay number: 1-706-902-3452) or log onto www.lb.com. Additional fourth quarter and full-year financial information is also available at www.lb.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
L Brands, Inc. cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or the fourth quarter earnings call involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or the fourth quarter earnings call:

•
general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on a high volume of mall traffic and the possible lack of availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand into global markets and related risks;

•	our relationships with independent licensees and franchisees;

•	our direct channel businesses;

•	our failure to protect our reputation and our brand images;

•	our failure to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry generally and the segments in which we operate particularly;

•	consumer acceptance of our products and our ability to keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	the disruption of production or distribution by labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	stock price volatility;

•	our failure to maintain our credit rating;

•	our ability to service or refinance our debt;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified employees and manage labor costs;

•	the inability of our manufacturers to deliver products in a timely manner and meet quality standards;

•	fluctuations in product input costs;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our failure to comply with regulatory requirements;

•	tax matters; and

•	legal and compliance matters.
We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release or the fourth quarter earnings call to reflect circumstances existing after the date of this report or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in “Item 1A. Risk Factors” in our 2012 Annual Report on Form 10-K.

For further information, please contact:

Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	extcomm@lb.com

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTEEN WEEKS ENDED FEBRUARY 1, 2014 AND FOURTEEN WEEKS ENDED FEBRUARY 2, 2013
(Unaudited)
(In thousands except per share amounts)

	2013	2012
Net Sales	$3,818,202	$3,855,583
Cost of Goods Sold, Buying & Occupancy	(2,175,897)	(2,139,298)
Gross Profit	1,642,305	1,716,285
General, Administrative and Store Operating Expenses	(778,844)	(835,327)
Impairment of Goodwill and Other Intangible Assets	—	(93,201)
Operating Income	863,461	787,757
Interest Expense	(82,220)	(82,254)
Other Income	5,550	4,907

Income Before Income Taxes	786,791	710,410
Provision for Income Taxes	297,171	299,014

Net Income	$489,620	$411,396

Net Income Per Diluted Share	$1.65	$1.39

Weighted Average Shares Outstanding	297,018	295,423

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
THIRTEEN WEEKS ENDED FEBRUARY 1, 2014 AND FOURTEEN WEEKS ENDED FEBRUARY 2, 2013
(Unaudited)
(In thousands except per share amounts)

	2013	2012

	Reported	Reported	Adjustments	Adjusted
Net Sales	$3,818,202	$3,855,583	$—	$3,855,583
Cost of Goods Sold, Buying & Occupancy	(2,175,897)	(2,139,298)	26,881	(2,112,417)
Gross Profit	1,642,305	1,716,285	26,881	1,743,166
General, Administrative and Store Operating Expenses	(778,844)	(835,327)	—	(835,327)
Impairment of Goodwill and Other Intangible Assets	—	(93,201)	93,201	—
Operating Income	863,461	787,757	120,082	907,839
Interest Expense	(82,220)	(82,254)	—	(82,254)
Other Income	5,550	4,907	—	4,907

Income Before Income Taxes	786,791	710,410	120,082	830,492
Provision for Income Taxes	297,171	299,014	12,247	311,261

Net Income	$489,620	$411,396	$107,835	$519,231

Net Income Per Diluted Share	$1.65	$1.39		$1.76

Weighted Average Shares Outstanding	297,018	295,423		295,423

See Notes to Consolidated Statements of Income and Reconciliation of Adjusted Results for additional information.

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FIFTY-TWO WEEKS ENDED FEBRUARY 1, 2014 AND FIFTY-THREE WEEKS ENDED FEBRUARY 2, 2013
(Unaudited)
(In thousands except per share amounts)

	2013	2012
Net Sales	$10,773,199	$10,458,651
Cost of Goods Sold, Buying & Occupancy	(6,344,149)	(6,072,804)
Gross Profit	4,429,050	4,385,847
General, Administrative and Store Operating Expenses	(2,685,576)	(2,719,377)
Impairment of Goodwill and Other Intangible Assets	—	(93,201)
Operating Income	1,743,474	1,573,269
Interest Expense	(314,402)	(316,727)
Other Income	16,793	23,948

Income Before Income Taxes	1,445,865	1,280,490
Provision for Income Taxes	542,844	527,528

Net Income	$903,021	$752,962

Net Income Per Diluted Share	$3.05	$2.54

Weighted Average Shares Outstanding	296,055	296,769

L BRANDS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
FIFTY-TWO WEEKS ENDED FEBRUARY 1, 2014 AND FIFTY-THREE WEEKS ENDED FEBRUARY 2, 2013
(Unaudited)
(In thousands except per share amounts)

	2013	2012

	Reported	Reported	Adjustments	Adjusted
Net Sales	$10,773,199	$10,458,651	$—	$10,458,651
Cost of Goods Sold, Buying & Occupancy	(6,344,149)	(6,072,804)	40,118	(6,032,686)
Gross Profit	4,429,050	4,385,847	40,118	4,425,965
General, Administrative and Store Operating Expenses	(2,685,576)	(2,719,377)	800	(2,718,577)
Impairment of Goodwill and Other Intangible Assets	—	(93,201)	93,201	—
Operating Income	1,743,474	1,573,269	134,119	1,707,388
Interest Expense	(314,402)	(316,727)	—	(316,727)
Other Income	16,793	23,948	(12,745)	11,203

Income Before Income Taxes	1,445,865	1,280,490	121,374	1,401,864
Provision for Income Taxes	542,844	527,528	7,659	535,187

Net Income	$903,021	$752,962	$113,715	$866,677

Net Income Per Diluted Share	$3.05	$2.54		$2.92

Weighted Average Shares Outstanding	296,055	296,769		296,769

See Notes to Consolidated Statements of Income and Reconciliation of Adjusted Results for additional information.

L BRANDS, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED STATEMENTS OF INCOME AND
RECONCILIATION OF ADJUSTED RESULTS
(Unaudited)

The “Adjusted Results” provided in the attached unaudited Consolidated Statements of Income and Reconciliation of Adjusted Results are non-GAAP financial measures and reflect the following:

Fiscal 2013

During the full year of 2013, there were no adjustments to results.

Fiscal 2012

In the fourth quarter of 2012, adjusted results exclude the following:

•	A $93.2 million pre-tax charge ($91.2 million net of tax) related to the impairment of La Senza goodwill and other intangible assets.

•	A $26.9 million pre-tax charge ($16.6 million net of tax), included in buying and occupancy expenses, related to the impairment of Henri Bendel store fixed assets.

In the third quarter of 2012, adjusted results exclude the following:

•	$10.4 million ($10.4 million net of tax) of store closure costs at La Senza.

•	A $12.7 million pre-tax gain ($8.2 million net of tax), included in other income, from $13.4 million of cash distributions related to the company’s Easton investments.

In the second quarter of 2012, adjusted results exclude the following:

•	$3.6 million ($3.6 million net of tax) of store closure costs at La Senza.

In the first quarter of 2012, there were no adjustments to results.

The Unaudited Adjusted Consolidated Statements of Income should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles. Further, the Company’s definition of adjusted income information may differ from similarly titled measures used by other companies. While it is not possible to predict future results, management believes the adjusted information is useful for the assessment of the ongoing operations of the Company. The Unaudited Adjusted Consolidated Statements of Income should be read in conjunction with the Company’s historical financial statements and notes thereto contained in the Company’s quarterly reports on Form 10-Q and annual report on Form 10-K.